Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
      The following unaudited pro forma condensed combined financial data are based on our historical financial statements and the historical financial statements of AMICO.
      The information included in the “Gibraltar historical” column of the unaudited pro forma condensed combined financial data for the years ended December 31, 2003, 2004 and 2005 sets forth our historical statement of income data for the years ended December 31, 2003, 2004 and 2005 which data are derived from our Form 8-K report filed June 9, 2006. The information included in the “Gibraltar historical” column of the unaudited pro forma condensed combined financial data for the three months ended March 31, 2006 sets forth our historical statement of income for the three months ended March 31, 2006, which is derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2005.
      The information included in the “AMICO historical” column of the unaudited pro forma condensed combined financial data sets forth AMICO’s historical statement of operations data for the nine months ended September 30, 2005, which data is derived from AMICO’s unaudited consolidated financial statements included in our Form 8-K/ A filed with the SEC November 15, 2005.
      The information in the “AMICO acquisition pro forma adjustments” column of the unaudited pro forma condensed combined financial data for the year ended December 31, 2005 gives effect to the following as if they had occurred on January 1, 2005:

•	the acquisition of AMICO; and

•	the sale of the original notes, the borrowing under our new institutional term loan and the use of proceeds thereof as described in “Use of proceeds.”
      The information in the “Pro forma” column of the unaudited pro forma condensed combined financial data gives effect to the above for the year ended December 31, 2005, and gives effect to the following for the years ended December 31, 2003, 2004, and 2005 and the three months ended March 31, 2006 as if they had occurred on January 1, 2003:

•	the sale of certain assets and liabilities of the thermal processing segment; and

•	the use of proceeds thereof to repay a portion of our outstanding debt.
      The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. However, these unaudited pro forma adjustments include a preliminary allocation of the purchase price of AMICO based on preliminary fair market value and the pro forma adjustments do not include any adjustment to the selling price of the thermal processing asset sale. The final allocation of the purchase price to our acquired AMICO assets and liabilities will be completed as soon as the company is able to complete a full evaluation of the acquired assets and liabilities. The final sales price of the thermal processing assets will be determined based upon the actual working capital transferred when the transaction closes. Pro forma adjustments have been recorded:

•	to record inventory of AMICO under the same accounting method as our company (AMICO historically reported its inventory on a LIFO basis, while the Company uses the FIFO method).

•	to adjust for the impact of recording the inventory of AMICO at estimated fair value;

•	to record the property, plant and equipment of AMICO at fair value, and adjustments to the related depreciation thereon;

•	to record identifiable intangible assets of AMICO at estimated fair value, and adjustments to the related amortization thereon;

•	to record the effect of the sale of the original notes, the borrowing under our new institutional term loan and the use of proceeds thereof as described in the section of this prospectus entitled “Use of proceeds;” and

•	to record the effect of the sale of certain assets and liabilities, and the reclassification to discontinued operations of the results of the operations of, our thermal processing segment.
      The adjustments with respect to the original notes sold on December 8, 2005 reflect the interest rate plus amortization of financing costs. The adjustment with respect to the use of proceeds from the sale of the thermal processing assets to reduce outstanding debt reflects interest expense based upon average rates on our debt during the respective periods.
      Our unaudited pro forma financial data do not purport to present what our actual results would have been if the events described above had occurred as of the dates indicated and are not necessarily indicative of our future financial position or results. For example, we expect our future results to be affected by the following factors, among others:

•	We will be required to record identifiable intangible assets and property, plant and equipment acquired in the AMICO acquisition on our consolidated balance sheet at fair market value. Any resulting write-up of assets will increase our depreciation and amortization expense when we depreciate or amortize the acquired assets and will reduce gross profit, operating income, income from continuing operations and net income, and such reductions may be significant. Based upon our past acquisitions and the nature of the assets acquired in the AMICO acquisition, we expect to recognize, when we complete our fair market value calculations, identifiable intangible assets such as trademarks/patents, unpatented technology and customer relationships. We have not yet completed our fair market value calculations of these assets, therefore the amounts included herein are based on preliminary estimates. Amortization periods to be used for these identifiable intangible assets and property, plant and equipment acquired will be based primarily upon the estimated useful lives of the assets, which at this point are based on preliminary estimates. The actual useful lives could vary materially from the lives shown herein. Additionally, the identification of intangible assets and the recording of the acquired property, plant and equipment at fair market value may give rise to additional deferred tax assets and liabilities.

•	In connection with the AMICO transaction, we paid a prepayment premium of $6.7 million to retire our private placement notes. We also wrote off the deferred financing fees of $0.7 million related to this debt. These charges are not reflected in the unaudited pro forma condensed combined statements of income because they are not considered on-going and will not have a recurring impact on our results of operations.

•	In connection with the sale of our thermal processing segment, we expect to incur a loss on the disposal of assets. While we are unable to calculate the exact amount of this loss until after the closing of this sale, we expect it to be in the range of $3-$6 million. At March 31, 2006 the loss would have been approximately $5 million.
      You should read the unaudited pro forma condensed combined statement of income data set forth below in conjunction with the audited and unaudited consolidated financial statements and the related notes of our company and AMICO.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2006

		Thermal Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments(1)		Pro Forma

	(Dollars in thousands)
ASSETS:
Current Assets
Cash	$9,317	$—		$9,317
Accounts receivable	212,038	(18,287)		193,751
Inventories	210,745	(193)		210,552
Other current assets	22,111	(2,179)		19,932

Total Current Assets	454,211	(20,659)		433,552

Property, plant and equipment, net	309,657	(78,796)		230,861
Goodwill	406,810	(46,103)		360,707
Investment in partnerships	5,833	—		5,833
Other assets	55,787	(1,477)		54,310

	$1,232,298	$(147,035)		$1,085,263

LIABILITIES & EQUITY:
Current Liabilities
Accounts payable	$101,289	$(2,265)		$99,024
Accrued expenses	66,803	(4,689)		62,114
Current portion of LTD	2,534	—		2,534
Current portion of related party debt	5,833	—		5,833

Total Current Liabilities	176,459	(6,954)		169,505

Long-term debt	446,378	(108,713)	(2)(3)	337,665
Deferred income taxes	93,625	(26,287)	(3)	67,338
Other long-term liabilities	6,830	—		6,830
Shareholders’ equity	509,006	(5,081)	(4)	503,925

	$1,232,298	$(147,035)		$1,085,263

Notes to the unaudited pro forma condensed balance sheet

(1)	Reflects the adjustments for the carrying value of the assets and liabilities that will be sold, as reflected in the following table as of March 31, 2006 (in millions):

ASSETS:
Accounts receivable	$18.3
Inventories	0.2
Other current assets	2.2
Property, plant and equipment, net	78.8
Goodwill	46.1
Other assets	1.5
LIABILITIES:
Accounts payable	$2.3
Accrued expenses	4.7

(2)	Reflects the reduction in outstanding debt related to use of the sale proceeds of $135.0 million, net of taxes on gain on sale described in (3) below.

(3)	Reflects the payment of $26.3 million of long-term deferred tax liabilities, presented as an increase in debt, due to the tax gain realized on the sale of assets.

(4)	Reflects the loss on disposal that would have occurred had the assets and liabilities been sold on March 31, 2006.
Unaudited Pro Forma Condensed Combined Statement of Income
for the Year Ended December 31, 2003

		Thermal Disposition
	Gibraltar	Pro Forma
	Historical	Adjustments(9)		Pro Forma

	(Dollars in thousands, except for per share data)
Net sales	$729,806	$(89,337)		$640,469
Cost of sales	587,126	(71,420)		515,708

Gross profit	142,678	(17,917)		124,761
Selling, general and administrative expense	85,802	(8,530)		77,272

Income from operations	56,876	(9,387)		47,489
Other (income) expense
Equity in partnerships’ income and other income	(685)	—		(685)
Interest expense	13,096	(5,903)	(10)	7,193

Total other expense	12,411	(5,903)		6,508

Income before taxes	44,465	(3,484)		40,981
Provision for income taxes	17,562	(1,376)	(11)	16,186

Net income from continuing operations	$26,903	$(2,108)		$24,795

Income per share from continuing operations — Basic	$1.12			$1.03
Weighted average shares outstanding — Basic	24,143			24,143
Income per share from continuing operations — Diluted	$1.11			$1.02
Weighted average shares outstanding — Diluted	24,387			24,387

Unaudited Pro Forma Condensed Combined Statement of Income
for the Year Ended December 31, 2004

		Thermal
		Disposition
	Gibraltar	Pro Forma
	Historical	Adjustments(9)		Pro Forma

	(In thousands, except per share data)
Net sales	$976,255	$(103,652)		$872,603
Cost of sales	774,970	(80,155)		694,815

Gross profit	201,285	(23,497)		177,788
Selling, general and administrative expense	111,737	(9,766)		101,971

Income from operations	89,548	(13,731)		75,817
Other (income) expense
Equity in partnerships’ income and other income	(4,846)	—		(4,846)
Interest expense	12,915	(4,990)	(10)	7,925

Total other expense	8,069	(4,990)		3,079

Income before taxes	81,479	(8,741)		72,738
Provision for income taxes	31,768	(3,409)	(11)	28,359

Net income from continuing operations	$49,711	$(5,332)		$44,379

Income per share from continuing operations — Basic	$1.69			$1.51
Weighted average shares outstanding — Basic	29,362			29,362
Income per share from continuing operations — Diluted	$1.88			$1.50
Weighted average shares outstanding — Diluted	29,596			29,596

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2005

			AMICO			Thermal
			Acquisition		AMICO	Disposition
	Gibraltar	AMICO	Pro Forma		Acquisition	Pro Forma
	Historical	Historical	Adjustments(1)		Pro Forma	Adjustments(9)		Pro Forma

	(Dollars in thousands, except per share data)
Net sales	$1,178,236	$239,815	$—		$1,418,051	$(108,028)		$1,310,023
Cost of sales	959,755	174,331	2,290	(2)(3)(4)	1,136,376	(85,879)		1,050,497

Gross profit	218,481	65,484	(2,290)		281,675	(22,149)		259,526
Selling, general and administrative expense	120,779	23,530	167	(5)(6)	145,476	(8,751)		135,725

Income from operations	97,702	41,954	(2,457)		137,199	(13,398)		123,801
Other (income) expense:
Equity in partnerships’ (income) loss	(266)	72	—		(194)	—		(194)
Interest expense	25,442	3,478	7,068	(7)	35,988	(6,751)	(10)	29,237

Total other expense	25,176	3,550	7,068		35,794	(6,751)		29,043

Income before taxes	72,526	38,404	(9,525)		101,405	(6,647)		94,758
Provision for income taxes	27,845	14,751	(3,657)	(8)	38,939	(2,552)	(11)	36,387

Income from continuing operations	$44,681	$23,653	$(5,868)		$62,466	$(4,095)		$58,371

Income per share from continuing operations — Basic	$1.51				$2.11			$1.97
Weighted average shares outstanding — Basic	29,608				29,608			29,608
Income per share from continuing operations — Diluted	$1.51				$2.10			$1.96
Weighted average shares outstanding — Diluted	29,810				29,810			29,810

Unaudited Pro Forma Condensed Combined Statement of Income
for the Three Months Ended March 31, 2006

	Gibraltar	Thermal Disposition
	Historical	Pro Forma Adjustments(9)		Pro Forma

	(Dollars in thousands, except for per share data)
Net sales	$360,355	$(29,724)		$330,631
Cost of sales	288,832	(22,648)		266,184

Gross profit	71,523	(7,076)		64,447
Selling, general and administrative expense	40,561	(2,421)		38,140

Income from operations	30,962	(4,655)		26,307
Other (income) expense:
Equity in partnerships’ loss (income), and other income	(686)	—		(686)
Interest expense	8,047	(1,989)	(10)	6,058

Total other expense	7,361	(1,989)		5,372

Income before taxes	23,601	(2,666)		20,935
Provision for income taxes	9,204	(1,040)	(11)	8,164

Net income from continuing operations	$14,397	$(1,626)		$12,771

Income per share from continuing operations — Basic	$0.49			$0.43
Weighted average shares outstanding — Basic	29,652			29,652
Income per share from continuing operations — Diluted	$0.48			$0.43
Weighted average shares outstanding — Diluted	29,944			29,944
Notes to the unaudited pro forma condensed combined statement of income

(1)	For purposes of the unaudited pro forma condensed combined statement of income, we have not completed the final allocation of the AMICO purchase price to our assets and liabilities; such final allocation will be completed within one year. Therefore, the acquired assets and liabilities are reflected at their preliminary estimated fair values with the excess consideration recorded as goodwill. We have preliminarily estimated the fair value of identifiable intangible assets and property, plant and equipment acquired. The final valuation could result in a material difference from the amounts shown. Any change to the preliminary estimated fair values will result in an increase or reduction of the depreciation and amortization costs when we depreciate or amortize the acquired assets, which could impact gross profit, operating income, income from continuing operations and net income, and such impacts may be significant.

(2)	Represents the cost of sales impact of the alignment of inventory accounting policies. AMICO changed its inventory policy to FIFO from LIFO in order to align its accounting policies with those of our company. Assuming consistent inventory levels, in a period of rising raw material prices the FIFO method results in a higher ending inventory balance and higher gross profit than the LIFO method. The following table presents an analysis of this adjustment:

Year Ended
December 31,

2005

(Dollars in millions)
Adjustment from LIFO to FIFO	$7.4

(3)	Represents the adjustment to remove the cost and sales impact of recording AMICO’s inventory at fair value. The increase in the fair value of AMICO’s inventory was recognized in the Company’s cost of sales during the quarter ended December 31, 2005.

Year Ended
December 31, 2005
Increase

(Dollars in millions)
Adjustment to remove the impact of recording AMICO’s inventory at fair value	$(3.7)

(4)	Represents the adjustment to reflect the depreciation resulting from fair value adjustments to the property, plant and equipment that was acquired. The following table presents an analysis of this adjustment;

Year Ended
December 31, 2005

(Dollars in millions)
Historical depreciation of property, plant and equipment	$(4.2)
Depreciation of acquired property, plant and equipment	2.8

Net adjustment to depreciation	$(1.4)

(5)	Represents the adjustment to reflect the amortization resulting from the acquired identifiable intangible assets. The following table presents an analysis of this adjustment:

Year Ended
December 31, 2005

(Dollars in millions)
Historical amortization of identifiable intangible assets	$0.0
Amortization of identifiable intangible assets acquired	0.7

Net adjustment to amortization	$0.7

(6)	Represents the adjustment to remove the impact of the write-off of $0.6 million of deferred financing costs associated with loans repaid with the proceeds of our term loan and notes.

(7)	Represents the estimated increase in interest expense for the periods indicated incurred as part of the financing for the transactions, assuming the transactions had occurred as of January 1, 2005.

Year Ended
December 31, 2005

(Dollars in millions)
Interest expense related to original notes	$12.9
Interest expense related to revolving credit facility	3.3
Interest expense related to institutional term loan	10.6
Amortization of deferred financing fees	1.1

Pro forma interest expense of transaction debt	27.9
Less: Historical interest expense and amortization of deferred charges on repaid debt and AMICO debt not acquired	(14.0)
Pre-payment penalty on repaid debt	(6.8)

Net adjustment to interest expense	$7.1

      A one-eighth percent change in interest rates of the transaction debt would have the following effect on pro forma interest expenses:

Year Ended
December 31, 2005

(Dollars in millions)
Total	$0.6

(8)	Reflects the tax effect of our pro forma adjustments at the statutory rate of the period to which the adjustment pertain.

(9)	Reflects the adjustment to remove the historical operating results of the thermal processing segment which will be reflected as discontinued operations due to the pending asset sale.

(10)	Reflects the reduction in interest due to assumed use of proceeds from the pending asset sale to repay outstanding debt, calculated based upon weighted average rates in effect for each period presented, as follows:

	Years Ended
	December 31,
				Three Months Ended
	2005	2004	2003	March 31, 2006

	(Dollars in millions)			(Dollars in millions)
Reduction of interest	$6.6	$5.0	$5.9	$2.0
Weighted Average Rate	6.2%	4.6%	5.4%	7.3%

(11)	Reflects the tax effect of our pro forma adjustments at the effective rate of the period to which the adjustment pertain.